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                                                                    EXHIBIT 10.8

                           EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT between John Q. Hammons Hotels, Inc., a Delaware Corporation (the "Company"), and Debra M. Shantz (the "Executive"), dated as of the 1st day of May, 1995.

     WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     1. Offer and Acceptance of Employment. Commencing on May 10, 1995 (the "Effective Date"), the Company agrees to and hereby does, employ the Executive as its in-house legal counsel. The Executive hereby accepts such employment in such capacity and agrees to discharge faithfully, diligently, and to the best of her ability the responsibilities of that position.

     2. Term. This Agreement shall commence on the Effective Date for an initial period of three (3) years (the "Employment Term") and continuing thereafter from year to year (a "Renewal Term") provided that either the Company or the Executive may terminate such employment at the end of the Employment Term or any Renewal Term by giving the other not less than six (6) months prior written notice of such termination. The foregoing notwithstanding either the Executive or the Company may terminate such employment ninety (90) days after the Effective Date (the "Option Period") with two (2) weeks written notice to the other of such termination.

     3. Duties and Responsibilities.

     (a) During the Employment Term, the Executive (i) shall be in charge of overseeing on going litigation in which the Company is involved, (ii) shall be in charge of
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     coordinating the Company's legal matters with outside counsel, (iii) shall report to the Chairman and President and (iv) shall assume and perform such further reasonable responsibilities and duties assigned to her by the President or Chairman of the Board of Directors. If elected or appointed, the Executive shall serve as a director of the Company without any additional compensation.

          (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote her working time and energy to the business and affairs of the Company and to use her best efforts to perform the responsibilities assigned to her hereunder faithfully and efficiently. Executive will work thirty-five (35) hours per week on the Company's affairs and the Company agrees to allow the Executive flexibility in her work schedule, specifically to include permitting Executive to depart at 3:00 p.m. each day.

     3. Compensation. The following provisions apply during the time the Executive is employed by the Company:

          (a) Base Salary. During the Employment Term, the Executive shall receive a base salary of Ninety Thousand Dollars ($90,000.00) (the "Base Salary") payable in accordance with the Company's normal payroll practices for salaried employees. The Base Salary shall be reviewed annually and may be increased (but not decreased) in the course of each such review. Under no circumstances shall any increase in the Base Salary (i) limit or reduce any other obligation to the Executive under this Agreement or (ii) be later reduced or eliminated, once effective.

          (b) Annual Bonus. In addition to the Base Salary, the Executive shall be entitled, for each year of the Employment Term or any Renewal Term, to an annual bonus ("Annual Bonus") in an amount determined by the Chairman of the Board and President of
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     the Company. Each Annual Bonus shall be determined and accrued as of the end of the fiscal year for which the Annual Bonus is awarded and paid no later than April 1 of the following year, unless the Executive shall otherwise timely elect to defer the receipt of the Annual Bonus under any deferred compensation plan of the Company then in effect.

          (c) Savings and Retirement Plans. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate, during the Employment Term and any Renewal Term, in all savings and retirement plans or programs applicable to other key executives of the Company.

          (d) Welfare Benefit Plans. During the Employment Term and any Renewal Term, the Executive, and the Executive's dependents as to medical and dental benefits, shall be eligible to participate in and shall receive all benefits under each welfare benefit plan of the Company, including, without limitation, all medical, dental, disability (at least $250,000), group life (at least $75,000), accidental death and travel accident (at least $250,000) insurance plans and programs of the Company.

          (e) Expenses. During the Employment Term and any Renewal Term, the Executive shall be entitled, upon submission of proper substantiation, to receive reimbursement for all reasonable business-related expenses actually paid or incurred by the Executive in connection with the discharge of her duties hereunder and in the promotion of the business of the Company.

          (f) Fringe Benefits. During the Employment Term and any Renewal Term, the Executive shall be entitled to fringe benefits in accordance with the policies of the Company.
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          (g) Vacation. The Executive shall be entitled to five (5) days of paid vacation in 1995 and ten (10) days of paid vacation during 1996, and fifteen (15) days of paid vacation per year thereafter, excluding weekends or days which the Company is not open for business, which are the following holidays: Christmas, New Year's Day, Thanksgiving and the day after, Memorial Day, Labor Day and July 4th.

          (h) Bar Dues. During the Employment Term and any Renewal Term, the Company shall pay the Executive's Bar Association Dues to allow the Executive to maintain her membership in the American, Missouri and Springfield Metropolitan Bar Associations.

          (i) Continuing Legal Education. During the Employment Term and any Renewal Term, the Company shall pay for the Executive to attend the requisite continuing legal education programs to maintain her license to practice law.

          (j) Malpractice Insurance Premium. During the Employment Term and any Renewal Term, the Company shall pay for the Executive's Malpractice Premium to provide the Executive with legal malpractice coverage for errors and omissions.

          (k) Stock Options. The Executive shall receive the option to purchase shares of the Class A Common Stock of the Company as options are awarded to the other executives of the Company.

          (l) Executive's Assistant. The Company shall hire as the Executive's Assistant, Micca L. Braden to be paid Twenty-Five Thousand Dollars ($25,000.00) per year. Ms. Braden shall be entitled to paid vacation of five (5) days during 1995, and ten (10) days per year for each year thereafter, and health and disability insurance fully paid for by the Company.
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          (m)  Legal Resources. The Company shall provide the Executive with legal publications and resources at the Executive's request, including subscriptions to legal publications, purchase of software and books necessary for the Executive to perform her job for the Company.

          (n) Highland Springs Country Club Membership. Company shall provide Executive, during the Employment Term and any Renewal Term, a Social Membership to Highland Springs Country Club; however, Executive shall pay all monthly dues and other costs associated with such membership.

     5. Termination. The following provisions relate solely to termination of the Executive's employment during the Employment Term or any Renewal Term:

          (a)  Death or Disability.

               (i) Subject to Section 7 below, this Agreement shall terminate automatically upon the Executive's death.

               (ii) Subject to Section 7 below, the Company shall at all times have the right to terminate the Executive's employment hereunder at any time after the Employee shall be absent from her employment, for whatever cause, including but not limited to mental or physical incapacity, illness or disability, (collectively "Disability") for a continuous period of more than twenty-six (26) weeks.

          (b) Cause. The Company may terminate the Executive's employment for "Cause" by a majority vote of the Company's Board of Directors at a meeting where the Executive has had an opportunity to be present and express her response. For purposes of this Agreement, "Cause" means (i) the conviction of the Executive by a court of competent jurisdiction of crime involving moral turpitude, (ii) the commission by the Executive of an
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     act of fraud on the Company; (iii) the misappropriation or attempted misappropriation by the Executive of any funds or property of the Company, or (iv) the continuing failure of the Executive to perform her obligations under Section 2 of this Agreement thirty (30) days after having received a written notice specifying the manner in which she is failing to perform those obligations.

     6. Notice of Termination. Any termination by the Company for Cause shall be communicated in writing to the Executive in accordance with Section 13(b) of this Agreement and if the termination date is other than the date of receipt, the notice shall specify the termination date.

     7. Obligations of the Company Upon Termination. The following provisions apply only in the event the Executive is terminated during the Employment Term or any Renewal Term:

          (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement other than those salary, bonus and fringe benefit amounts accrued and payable hereunder at the date of the Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Company generally to surviving families of key executives of the Company under its plans, programs and policies relating to family death benefits, if any.

          (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled to receive the amount specified in Section 7(d)(i) and (ii) hereof and to receive disability and other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs, and policies relating to disability, if any.
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         (c)   Cause. If the Executive's employment shall be terminated for
     Cause, the Company shall pay the Executive her Base Salary through the date of termination at the rate in effect at the time notice of termination is given and shall have no further obligation to the Executive under this Agreement except as to vested employee benefits.

          (d) Termination or Failure to Renew Without Cause. If the Company shall terminate or fail to renew the Executive's employment with the Company without cause:

               (i) the Company shall pay to the Executive at the time of termination, an amount equal to two (2) year's current Base Salary; and, in the case of vested compensation previously deferred by the Executive, all amounts of such compensation previously deferred and not yet paid by the Company;

               (ii) the Company shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse, or cause to be paid or reimbursed, to the Executive any business related costs and expenses paid or incurred by the Executive on or before the date of termination which would have been payable under Section 3(e) if the Executive's employment had not terminated; and

               (iii) until the six-month anniversary of the Executive's termination, the Company shall continue benefits (or equivalent coverage) to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in Sections 3(d) and 3(f) of this Agreement if the Executive's employment had not been terminated.

     8. Non-Competition. At all times during the Executive's employment with the Company and for a period of two (2) years after the Executive is no longer employed by the Company, the Executive shall not anywhere in the United States, directly or indirectly, engage in
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any business, enterprise or employment whether as owner, operator, shareholder, director, partner, financial backer, creditor, consultant, agent, executive or any capacity whatsoever that is directly or indirectly competitive with the business of the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (i) acquiring, solely as an investment and through market purchases, securities of any issuer that are registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in common use, so long as the Executive is not a member of any control group (within the meaning of the rules and regulations of the Securities and Exchange Commission) of any such issuer, and (ii) practicing law at the location of her choice.

     9. Non-Solicitation of Employees and Customers. The Executive shall not at any time during her employment hereunder and for a period of two (2) years after the date her employment is terminated for any reason, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, or predecessors-in-interest, unless such employee or former employee has not been employed by the Company, its affiliates, or predecessors-in-interest for a period in excess of six (6) months; and/or (ii) call on or solicit any of the actual or targeted prospective customers or suppliers of the Company with respect to any matters, related to or competitive with the business of the Company, nor shall the Executive make known the names or addresses of such customers or suppliers or any information relating in any manner to the Company's trade or business relationships with such customers or suppliers.
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     10.  Non-Disclosure. Except as expressly permitted by the Company, or in connection with the performance of her duties hereunder, the Executive shall not at any time during or subsequent to her employment by the Company, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers or suppliers, the Company's sources of leads and methods of obtaining new business, the design, development, or construction of the Company's properties or the Company's methods of doing and operating its business (collectively, "Confidential Information"). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of the Executive. The Executive acknowledges and agrees that the Confidential Information is a valuable, special and unique asset of the Company's business.

     11. Books and Records. All books, records and accounts relating in any manner to the Company's customer, suppliers, or methods of conducting business whether prepared by the Executive or otherwise coming into the Executive's possession, and all copies thereof in the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of the Executive's employment hereunder or upon the Company's request at any time.

     12. Injunction. The Executive acknowledges that if she were to breach any of the provisions of Sections 8, 9, 10, or 11 it would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, the Executive agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, if it so elects, to a temporary and permanent injunction, without being required to post a
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bond, enjoining and restraining a breach by the Executive, her associates, her partners or agents, either directly or indirectly, and that right to injunction shall be cumulative to whatever remedies or actual damages the Company may possess.

     13.  Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company the benefits accrued and payable hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

          (c) In the event that another corporation or unincorporated entity becomes a Successor (as such term is defined below) of the Company, then the Successor shall, by an agreement in form and substance reasonably satisfactory to the Executive, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if there had been no Successor. As used herein, the term "Successor" means another corporation or unincorporated entity or group of corporations or unincorporated entities which (i) acquires all or substantially all of the assets of the Company, or (ii) is the surviving entity as a result of the merger of the Company into that entity.

     14.  Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. The captions of this Agreement are not part of the provisions
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     hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successor and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:                          Debra M. Shantz
     -------------------                           3760 E. Meadowmere Place
                                                   Springfield, Missouri 65809


     If to the Company:                            John Q. Hammons Hotels, Inc.
     -----------------                             300 John Q. Hammons Parkway
                                                   Springfield, Missouri 65802
                                                   Attention: John Q. Hammons


     with a copy to:                               William J. Hart
     --------------                                Farrington & Curtis, P.C.
                                                   750 No. Jefferson
                                                   Springfield, Missouri 65802

     or to such other address as either party shall have furnished to the other in writing on accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) If any term or provision of the Agreement or the application hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any
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     provisions hereof to be too broad in time, scope or area, it is expressly agreed that provision shall be enforced to a lesser degree which the court of competent jurisdiction finds enforceable.

          (d) The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

          (f) Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver of consent to any subsequent breach by either party hereto.

          (g) In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

          (h) The Executive shall not delegate the employment obligations pursuant to this Agreement to any other person.

     IN WITNESS WHEREOF, the Executive has hereunto set her hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                     JOHN Q. HAMMONS HOTELS, INC.



                                     By
---------------------------------       --------------------------------------
Debra M. Shantz                         John Q. Hammons, Chairman of the Board

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                                                                    EXHIBIT 10.8



                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT is made and entered into as of the 31st day of October, 1997, by and between John Q. Hammons Hotels, Inc. (the "Company") and Debra Mallonee Shantz (the "Executive").

          WHEREAS, the Company and Executive previously entered into an Employment Agreement dated as of May 1, 1995, (the "Agreement") and Company and Executive now desire to amend the terms of the Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and provisions set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

          1.   Paragraph 2 - Term shall be amended in its entirety as follows:

                    "This Agreement shall continue for a renewal term of three
               (3) years (the "Renewal Term"), commencing May 1, 1998, and continuing thereafter from year to year, provided that either the Company or the Executive may terminate such employment at the end of the Renewal Term by giving the other not less than six months' prior written notice of such termination."

          2. Paragraph 3(a) - Compensation shall be amended in its entirety as follows:

                    "Base salary. During the Renewal Term, the Executive shall receive a base salary of One Hundred Thirty-five Thousand Dollars (135,000.00) (the "Base Salary"), payable in accordance with the Company's normal payroll practices for salaried employees. The Base Salary shall be reviewed annually and may be increased (but not decreased) in the course of each such review. Under no circumstances shall any


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               increase in the Base Salary (i) limit or reduce any other
               obligation to the Executive under this Agreement or (ii) be later reduced or eliminated once effective."

          3. Continuing Validity. Except as expressly modified herein, all remaining terms and conditions of the Agreement shall remain in full force and effect.



                                           COMPANY

                                           John O. Hammons Hotels, Inc.




                                           -------------------------------------
                                           JOHN Q. HAMMONS
                                                Chairman of the Board and
                                                      Chief Executive Officer




                                           EXECUTIVE




                                           -------------------------------------
                                           Debra Mallonee Shantz